As filed with the Securities and Exchange Commission on January 5,1998
                                             Registration No. 333-_________
============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                   FORM S-3

                            REGISTRATION STATEMENT
                                     UNDER
                            SECURITIES ACT OF 1933

                      AMERICAN EDUCATIONAL PRODUCTS, INC.
            (Exact name of Registrant as specified on its Charter)

               Colorado                                     84-1012129
     ----------------------------                 -----------------------------
     (State or other jurisdiction                           IRS Employer
   of incorporation or organization)                   Identification Number

                         6550 Gunpark Drive, Suite 200
                           Boulder, Colorado  80301
                                (303) 527-3230
-------------------------------------------------------------------------------
   (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                             Clifford C. Thygesen
                      American Educational Products, Inc.
                         6550 Gunpark Drive, Suite 200
                           Boulder, Colorado  80301
                                (303) 527-3230
-------------------------------------------------------------------------------
          (Name, address, including zip code, and telephone number of agent for service of process)

                                  Copies to:
                           Clifford L. Neuman, Esq.
                            David H. Drennen, Esq.
                             Neuman & Drennen, LLC
                               1507 Pine Street
                           Boulder, Colorado  80302
                                (303) 449-2100

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC:
As soon as practicable after the effective date of the Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.
[  ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or
interest reinvestment plans, check the following box.    [ X ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering.     [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434,
please check the following box.    [  ]
===============================================================================

                        CALCULATION OF REGISTRATION FEE

          Title of                      Proposed
         Each Class                      Maximum      Proposed      Amount
        of Securities      Amount       Offering       Maximum        of
            to be           to be         Price       Aggregate  Registration
         Registered      Registered  Per Share(1)(2)  Price(1)        Fee
      ----------------   ----------  ---------------  ---------  -------------

      Common Stock,
      $.05 par value(3)    78,000       $4.50(4)     $351,000      $106.36
      Common Stock,
      $.05 par value(5)    61,401       $6.88(6)     $422,439      $128.01

      TOTAL:                                         $773,439      $234.38

(1) Pursuant to Rule 416, the Registration Statement also relates to an indeterminate number of additional shares of Common Stock issuable upon exercise of outstanding Common Stock Purchase Warrants (the "Warrants") pursuant to anti-dilution provisions contained therein, which shares of Common Stock are registered hereunder.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.

(3) Reflects 78,000 shares of Common Stock issuable upon exercise of outstanding Warrants.

(4)  Based upon the $4.50 per share exercise price of the Warrants.

(5) Reflects shares of Common Stock offered for sale by the Selling Securityholders.

(6) Based upon the average of the bid and ask prices of the Common Stock being offered by the Selling Securityholders in accordance with Rule 457(c).

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                      AMERICAN EDUCATIONAL PRODUCTS, INC.

           Item No. and Heading
                In Form S-3
          Registration Statement                    Location In Prospectus
          ----------------------                    ----------------------

1.     Forepart of the Registration               Forepart of Registration
       Statement and outside front                Statement and outside front
       cover of Prospectus                        cover page Prospectus

2.     Inside front and outside back              Inside front and back cover
       cover pages of Prospectus                  pages of Prospectus

3.     Summary Information, Risk                  Risk Factors
       Factors and Ratio of Earnings
       to Fixed Charges

4.     Use of Proceeds                            Use of Proceeds

5.     Determination of Offering                  Determination of Offering
       Price                                      Price

6.     Dilution                                   Dilution

7.     Plan of Distribution                       Plan of Distribution

8.     Description of Securities to               Description of Securities
       be Registered

9.     Interest of Named Experts                  Legal Matters
       and Counsel

10.    Material Changes                           Recent Developments

11.    Incorporation of Certain                   Incorporation of Certain
       Information by Reference                   Documents by Reference

12.    Disclosure of Commission                   Indemnification
       Position on Indemnification
       for Securities Act
       Liabilities

PROSPECTUS

                      AMERICAN EDUCATIONAL PRODUCTS, INC.
               -------------------------------------------------
                                139,401 Shares
                          $.05 par value Common Stock

     This Prospectus relates to the offering of securities of American Educational Products, Inc., a Colorado corporation (the "Company" or "AEP").

     The first offering relates to the reoffer of 61,401 shares of the Common Stock, $.05 par value ("Common Stock") of the Company owned by certain stockholders (the "Selling Securityholders" and the "Selling Securityholders' Offering," respectively). The Selling Securityholders may offer all 61,401 shares of the Company's Common Stock covered by this Prospectus in transactions in the over-the-counter market at prices obtainable at the time of sale, or in privately-negotiated transactions at prices determined by negotiation. Selling Securityholders may effect such transactions by selling the shares to or through securities broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Securityholders, and/or the purchasers of the shares for whom such broker-dealers may act as agent or to whom they sell as principals, or both (which compensation as to a particular broker/dealer may be in excess of customary commissions). See "SELLING SECURITYHOLDERS" and "PLAN OF DISTRIBUTION." The Selling Securityholders and the broker-dealers through whom sales of the shares are made may be deemed to be "Underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). If any broker-dealers are used by the Selling Securityholders, any commissions paid to broker-dealers, and if broker-dealers purchase any securities as principals, any profits received by such broker-dealers on the resales of the securities may be deemed to be underwriting discounts or commissions under the Securities Act. In addition, any profits realized by the Selling Securityholders may be deemed to be underwriting compensation.

     This Prospectus also relates to the offer by the Company of up to 78,000 shares of Common Stock issuable pursuant to the exercise of outstanding Common Stock Purchase Warrants (the "Warrants" and the "Warrant Stock Offering," respectively). Each Warrant is exercisable to purchase one share of Common Stock at an exercise price of $4.50 per share (the "Exercise Price") for the period of time commencing on October 1, 1997 and expiring on September 30, 1999 (the "Exercise Period"). The Company does not have the right to compel the exercise of the Warrants, and the Warrantholders have not committed to exercise any of the Warrants. Accordingly, there can be no assurance of the number, if any, of shares which will be purchased by the Warrantholders pursuant to the exercise of the Warrants and sold under this Prospectus.

     Assuming the Warrantholders exercise all Warrants to purchase 78,000 shares of Common Stock, the Company will receive gross proceeds of $351,000. The Company will not receive any of the proceeds from the resale of shares of Common Stock by the Selling Securityholders. Pursuant to an agreement between the Company and the Selling Securityholders, the Company has agreed to pay all of the expenses incurred in connection with the preparation and filing of the Registration Statement of which this Prospectus forms a part, estimated to be $10,000. The Selling Securityholders will, however, pay the other costs related to the sale of their shares, including discounts, commissions and transfer fees. See "PLAN OF DISTRIBUTION." The Company has agreed to indemnify the Selling Securityholders against certain liabilities, including liability under the Securities Act.

     The Company's Common Stock is traded on the Nasdaq SmallCap Market ("Nasdaq") under the symbol AMEP. On December 1, 1997, the closing price was $6.88 per share as reported by Nasdaq. There can be no assurance that a market for the Common Stock will continue in the future. The Company has no arrangements with broker-dealers concerning the maintenance of a trading market for the Common Stock.

                   ----------------------------------------

     FOR DISCUSSION OF CERTAIN MATTERS THAT SHOULD BE CONSIDERED IN EVALUATING AN INVESTMENT IN THE COMPANY, SEE "RISK FACTORS" COMMENCING AT PAGE 10 HEREOF.

                   ----------------------------------------

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSIONS, NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                    Price to         Underwriting         Proceeds to
                Warrantholders(1)     Discount(2)         Company(3)
                -----------------   --------------        -----------

    Per Share:      $4.50                 *                 $4.50
    Total           $351,000              *                 $351,000


              The Date of This Prospectus is January ____, 1998.


(1) Reflects the exercise by the Warrantholders of all outstanding Warrants to purchase an aggregate of 78,000 shares of Common Stock at an Exercise Price of $4.50 per share. The Company does not have the right to compel the exercise of the Warrants, and the Warrantholders have not committed to exercise any of the Warrants. Accordingly, there can be no assurance of the number, if any, of shares which will be purchased by the Warrantholders pursuant to their exercise of the Warrants. The Company intends to maintain a current Prospectus until the Warrants expire on September 30, 1999, or until they are all exercised, if earlier. The expiration date of the Warrants may be extended by a majority vote of the Company's Board of Directors upon thirty (30) days' written notice to all Warrantholders. (See "DESCRIPTION OF SECURITIES-Warrants.")

(2) The Warrantholders may reoffer their shares in transactions in the over-the-counter market at prices obtainable at the time of sale or in privately negotiated transactions at prices determined by negotiation.
     The Warrantholders may effect transactions by selling to or through securities broker-dealers and such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the Warrantholders. While it is impracticable to determine the precise amount that the Warrantholders will incur, it is anticipated that any such discounts, selling concessions or commissions will be consistent with those customarily charged by broker-dealers who are members of the National Association of Security Dealers, Inc. ("NASD").

(3) Consists of proceeds to the Company from the exercise by the Warrantholders of all Warrants which are exercisable to purchase 78,000 shares of the Company's Common Stock at an Exercise Price of $4.50 per share. Does not reflect deduction of expenses of the Offering for printing, legal, accounting, transfer agent and miscellaneous expenses of the Offering, the total of which is estimated at $10,000, which the Company has agreed to pay. See "USE OF PROCEEDS."

     No dealer, salesman or other person has been authorized to give any information or to make any representation other than those contained in this Prospectus, and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction, or in any jurisdiction in which the person making such offer or solicitation is not qualified to do so.

                             AVAILABLE INFORMATION

     The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance with the Exchange Act files periodic reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information concerning the Company can be inspected and copied (at prescribed rates) at the Commission's Public Reference Section, Room 1024, 450 Fifth Street, N.W. Judiciary Plaza, Washington, D.C. 20549, as well as at the following Regional Offices: Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material also may be obtained at prescribed rates from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, and are publicly available through the Commission's website at http:\\www.sec.gov.

     The Company has filed a Registration Statement on Form S-3 with the Commission, Washington, D.C., in accordance with the provisions of the Act. This Prospectus does not contain all of the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. For further information pertaining to the shares of Common Stock offered hereby and the Company, reference is made to the Registration Statement, including the exhibits and financial statements incorporated therein by reference. Reference also should be made to the Annual Report to Shareholders and Annual Report on Form 10-KSB for the year ended December 31, 1996, the Company's definitive Proxy Statement, and the Company's Quarterly Reports on Form 10-QSB for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997, incorporated by reference into this Prospectus. Statements herein contained concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an Exhibit to the Registration Statement. Each such statement is qualified in its entirety by such reference. The Registration Statement may be obtained from the Commission upon payment of the fees prescribed therefor and may be examined at the principal office of the Commission in Washington, D.C.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents which have been filed with the SEC pursuant to the Exchange Act are incorporated herein by reference:

     (a) The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996, SEC File No. 0-16310.

     (b) The Company's definitive Proxy Statement for the Annual Meeting of Shareholders held on June 2, 1997, SEC File No. 0-16310.

     (c) The Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1997 as filed with the Commission on May 15, 1997, SEC File No. 0-16310.

     (d) The Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 1997 as filed with the Commission on August 18, 1997, SEC File No. 0-16310.

     (e) The Company's Quarterly Report on Form 10-QSB for the quarter ended September 30, 1997 as filed with the Commission on November 17, 1997, SEC File No. 0-16310.

     All documents filed by the Company with the Commission pursuant to Section 13a, 13c, 14 or 15d of the Exchange Act after the date of this Prospectus and prior to the termination of the offering covered by this Prospectus will be deemed incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents.

     Any statement contained in the above-referenced documents shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     A copy of the documents incorporated by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to this Prospectus), may be obtained at no charge by a written or oral request to Clifford C. Thygesen, President, American Educational Products, Inc., 6550 Gunpark Drive, Suite 200, Boulder, Colorado 80301 (303) 527-3230. In addition, such materials filed electronically by the Company with the Commission are available at the Commission's worldwide website at http://www.sec.gov/edgarhp/htm.

                          FORWARD-LOOKING STATEMENTS

     Certain statements contained in this Prospectus are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and are thus prospective. Such statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, competitive pressures, changing economic conditions and other factors, some of which will be outside of the control of the Company.


                           CAPITAL STOCK INFORMATION

     All information with regard to the Common Stock of the Company contained in this Prospectus, including share and per share information, gives effect to a one-for-five (1-for-5) reverse stock split effected by the Company on April 22, 1997.

                                  THE COMPANY

     The Company is engaged in the manufacture, development, marketing and distribution of both proprietary and non-proprietary supplemental educational materials and instructional programs through its two (2) wholly-owned subsidiaries: Scott Resources, Inc. ("Scott Resources"); and Hubbard Scientific, Inc. ("Hubbard Scientific"). The executive offices of the Company are located at 6550 Gunpark Drive, Suite 200, Boulder, Colorado 80301. Its telephone number at that address is (303) 527-3230.

     Scott Resources, a wholly-owned subsidiary, manufactures, develops and markets both proprietary and non-proprietary supplemental educational materials and instructional programs in the fields of science and mathematics at its principal manufacturing facility located at 401 Hickory Street, Fort Collins, Colorado 80524. Its telephone number at that address is (970) 484-7445.

     Hubbard Scientific, another wholly-owned subsidiary, manufactures, develops and markets both proprietary and non-proprietary supplemental educational and instructional materials in the field of science. Hubbard Scientific maintains its principal manufacturing facility at 1120 Halbleib Road, Chippewa Falls, Wisconsin 54729.

                                 RISK FACTORS

     PROSPECTIVE INVESTORS SHOULD REVIEW CAREFULLY THE FOLLOWING INVESTMENT CONSIDERATIONS IN EVALUATING THE COMPANY AND ITS BUSINESS:

     LIMITED LIQUIDITY AND CAPITAL RESOURCES. At September 30, 1997, the Company had limited working capital of $1,518,000 based upon current assets of $4,598,000 and current liabilities of $3,080,000. Of current liabilities, $2,296,000 represented the principal balance under a revolving line of credit pursuant to a loan agreement. Although the loan agreement has a scheduled maturity date of April 30, 2000, it also contains a demand provision under which the lender has the right to demand repayment of the entire balance at any time. Even though the Company does not expect to repay the entire debt within the next twelve months, it is required to classify the entire loan as a current liability. If the lender did demand repayment in full during the next twelve months, it would have significant adverse impact on the Company. Furthermore, the Company experienced deficits during each of the three years ended
December 31, 1996. Those deficits significantly decreased the Company's liquidity and capital resources. The Company's liquidity shortfall has adversely affected operations during 1997. Actions were taken to mitigate the impact of the liquidity shortfall and those actions were effective during the first nine months of 1997. Nevertheless, there are no guarantees that the Company can continue to improve its liquidity.

     LACK OF OPERATING PROFITS. For the year ended December 31, 1996, the Company reported a net loss of $1,095,000. The Company also reported net losses for each of the two preceding years. For the first nine months of 1997, the Company reported net income of $605,000, an improvement over the net loss of $(643,000) reported for the first nine months of 1996. The Company attributes the improved results to an increased market demand for its products, to a reorganization that significantly reduced operating costs, and to the sale of an unprofitable division. There are no guarantees that the Company can continue its profitable performance.

     LIMITED FUNDS AVAILABLE FOR OPERATIONS. The Company's Common Stock is currently trading in a range between $6.00 and $7.00 and per share. It is unlikely that any of the Warrants will be exercised unless the share price increases substantially. Accordingly, it is not likely that proceeds of any warrant exercise will ameliorate the Company's working capital shortage in the foreseeable future.

     EXERCISE PRICE OF WARRANTS. The Exercise Price of the Warrants was determined by agreement between the Company and the holders of the Warrants and bears no direct relationship to the Company's assets, book value, net worth or operations.

     NO ASSURANCE OF WARRANT EXERCISE. The Warrantholders are under no obligation to exercise the warrants, and can be expected to do so only if it is economically reasonable for them to do so. Typically, warrants are not exercised unless exercise is forced, either by the Company calling them for redemption, or because they are scheduled to expire; and then they will be exercised only if the exercise price is less than the market price of the Common Stock. Accordingly, there is no assurance that the Warrants will be exercised during the Exercise Period.

     UNSPECIFIED USE OF PROCEEDS. The monies received by the Company upon exercise of the Warrants have been allocated generally by the Company to provide working capital for operations. As such, the Company will utilize funds as they are received for such purposes and in such proportions as management deems advisable. While management will apply the proceeds of the Offering in a manner consistent with their fiduciary duty and in a manner consistent with the best interests of the Company, there can be no assurance that the monies received will result in any present or future improvement in the Company's results of operations.

     COMPETITION. The Company faces competition from businesses with greater resources and larger current market shares. The development of new products can give a competitor significant market advantage. There can be no assurance that the Company will be able to acquire and develop new products or increase its portfolio of products to the extent necessary to keep it competitive. Due to the Company's lack of operating profits, the Company has been required to reduce its spending on product development which could have a material adverse impact upon the Company's future operations.

     PRODUCT PROTECTION. The Company relies on copyrights, trademarks and trade secrets for protection of its products. Although believed to be adequate by the Company, this protection is limited, and it is possible for competitors of the Company to imitate some of the Company's manipulatives and models, none of which are patented. There can be no assurance that such limitations, if significant in number and degree, would not have a material adverse effect on the operations of the Company.

     EDUCATIONAL FUNDING. The sale or distribution of the Company's products is highly dependent upon public funding for elementary, middle and secondary school systems. As a result, the continued viability of those markets for the Company's products is dependent upon continued support and funding for public education.

     LIMITED LIQUIDITY IN TRADING MARKET OF SHARES. Prior to the Offering, the Company's Common Stock has been thinly traded on the NASDAQ SmallCap Market. Continuation of low volume trading may adversely affect the liquidity of large holdings and may contribute to high volatility of the price of the Company's Common Stock.

     NASDAQ SYSTEM MAINTENANCE REQUIREMENTS; POSSIBLE DELISTING OF SECURITIES FROM NASDAQ SYSTEM; RISKS OF LOW-PRICED STOCKS. The Securities and Exchange Commission (the "Commission") has approved rules imposing more stringent criteria for the listing of securities on NASDAQ, including standards for maintenance of such listing. If the Company is unable to satisfy NASDAQ's maintenance criteria in the future, its securities could be de-listed, and trading, if any, would thereafter be conducted in the over-the-counter market in the so-called "pink sheets" or the "Electronic Bulletin Board" of the National Association of Securities Dealers, Inc. ("NASD"). As a consequence of such de-listing, an investor could find it more difficult to dispose of, or to obtain accurate quotations as to the price of, the Company's securities.

     The Securities Enforcement and Penny Stock Reform Act of 1990 requires additional disclosure relating to the market for penny stocks, in connection with trades in any stock defined as a penny stock. The Commission recently adopted regulations that generally define a penny stock to be any equity security that has a market price of less than Five Dollars ($5.00) per share, subject to certain exceptions. Such exceptions include any equity security listed on NASDAQ and any equity security issued by an issuer that has (i) net tangible assets of at least Two Million Dollars ($2,000,000), if such issuer has been in continuous operation for three (3) years, (ii) net tangible assets of at least Five Million Dollars ($5,000,000), if such issuer has been in continuous operation for less than three (3) years, or (iii) an average annual revenue of at least Six Million Dollars ($6,000,000), if such issuer has been in continuous operation for less than three (3) years. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated therewith.

     If the Company's securities are not quoted on NASDAQ, or the Company does not have Two Million Dollars ($2,000,000) in net tangible assets, trading in the Company's securities would be covered by Rules 15g-1 through 15g-6 promulgated under the Exchange Act for non-NASDAQ and non-exchange listed securities. Under such rules, broker-dealers who recommend such securities to persons other than established customers and accredited investors must make a special written suitability determination that the penny stock is a suitable investment for the purchaser and receive a purchaser's written agreement to the transaction. Securities are exempt from these rules if the market price of the Common Stock is at least Five Dollars ($5.00) per share.

     Although the Company's Common Stock will, as of the date of this Prospectus, be outside the definitional scope of a penny stock, as it will be listed on NASDAQ, in the event the Common Stock was subsequently to become characterized as a penny stock, the market liquidity for the Company's securities could be severely affected. In such an event, the regulations on penny stocks could limit the ability of broker-dealers to sell the Company's securities and adversely affect the ability of purchasers of the Company's securities to sell their securities in the secondary market.

     DIVIDEND. No dividend has been paid on the Company's Common Stock since 1990, nor, by reason of its present financial status, its contemplated financial requirements and restrictive covenants in its revolving loan agreement, does the Company contemplate or anticipate paying any dividends upon its Common Stock in the foreseeable future. (See "DESCRIPTION OF SECURITIES.")

     SHARES ELIGIBLE FOR FUTURE SALE. As of September 30, 1997, 917,872 shares of the Company's $.05 par value Common Stock, were issued and outstanding, 78,000 of which are "restricted securities" and under certain circumstances may, in the future, be sold pursuant to a registration under the Securities Act or in compliance with Rule 144 adopted under the Securities Act. In general, under Rule 144, subject to the satisfaction of certain other conditions, a person, including an affiliate of the Company, who has beneficially owned restricted shares of Common Stock for at least one (1) year is entitled to sell, within any three-month (3-month) period, a number of shares that does not exceed the greater of one percent (1%) of the total number of outstanding shares of the same class, or if the Common Stock is quoted on NASDAQ or a stock exchange, the average weekly trading volume during the four (4) calendar weeks immediately preceding the sale. A person who presently is not and who has not been an affiliate of the Company for at least three (3) months immediately preceding a sale and who has beneficially owned the shares of Common Stock for at least two (2) years is entitled to sell such shares under Rule 144 without regard to any of the volume limitations described above. The Company also may grant options to purchase an additional 64,700 shares of Common Stock pursuant to the 1997 Stock Incentive Plan (the "Plan"). The Company plans to register for sale under the Act all shares issuable upon exercise of the options granted pursuant to the Plan, such that when the options are exercised and the shares issued, they will be free-trading, except for certain limitations imposed upon directors, officers and affiliates who exercise options granted under such Plan. No prediction can be made as to the effect, if any, that sales of shares of Common Stock or the availability of such shares for sale will have on the market prices prevailing from time-to-time. Nevertheless, the possibility that substantial amounts of Common Stock may be sold in the public market may adversely effect prevailing prices for the Common Stock and could impair the Company's ability to raise capital in the future through the sale of equity securities. Actual sales or the prospect of future sales of shares of Common Stock under Rule 144 may have a depressive effect upon the price of the Common Stock and the market therefor.

     FUTURE SALES OF PREFERRED STOCK. The Company's Articles of Incorporation, as amended, authorize the issuance of up to 50,000,000 shares of preferred stock. The Board of Directors has been granted the authority to fix and determine the relative rights and preferences of preferred shares, as well as the authority to issue such shares, without further stockholder approval. As a result, the Board of Directors could authorize the issuance of a series of preferred stock which would grant to holders preferred rights to the assets of the Company upon liquidation, the right to receive dividend coupons before dividends would be declared to common stockholders, and the right to the redemption of such shares, together with a premium, prior to the redemption of Common Stock. Common stockholders have no redemption rights. In addition, the Board could issue large blocks of voting stocks to fend against unwanted tender offers or hostile takeovers without further shareholder approval. (See "DESCRIPTION OF SECURITIES.")

     FUTURE SALES OF ADDITIONAL SHARES. The Company's Board of Directors has the authority to issue additional shares of Common Stock and to issue options and warrants to purchase shares of the Company's Common Stock without shareholder approval. Future issuance of Common Stock could be at values substantially below the Exercise Price of the Warrants, and therefore could represent further substantial dilution to investors in this Offering. In addition, the Board could issue large blocks of voting stock to fend off unwanted tender offers or hostile takeovers without further shareholder approval. The Company has outstanding options exercisable to purchase up to 163,700 shares of Common Stock at a weighted average exercise price of $4.40 per share; warrants exercisable to purchase up to 78,000 shares of Common Stock at weighted average exercise price of $4.50 per share, and Public Warrants (as hereinafter defined) exercisable to purchase 916,298 shares of Common Stock at an exercise price of $10.000 per share. Exercise of the warrants and options could have a further dilutive effect on existing stockholders and investors in this Offering. (See "DESCRIPTION OF SECURITIES.")

     DILUTION. As of September 30, 1997, the Company had sold or issued the outstanding 917,872 shares of Common Stock at an average cost per share of approximately $7.11, which is $2.61 per share greater than the Warrant Exercise Price. At September 30, 1997, the Company had a net tangible book value of $4,544,000 or $4.95 per share of Common Stock outstanding, based on 917,872 shares issued and outstanding. Depending upon the Company's net tangible book value on the date of exercise, investors in this Offering exercising Warrants may sustain an immediate substantial dilution of their Exercise Price per share of $4.50.

     NEED FOR CURRENT PROSPECTUS. The Warrants may not be exercised unless the Company maintains with the Commission a current and effective Registration Statement and Prospectus covering the shares of Common Stock issuable upon their exercise. While the Company has undertaken to do so and plans to do so, there can be no assurance that a current Registration Statement and Prospectus will be in effect when any of the Warrants are attempted to be exercised.

     MARKET OVERHANG FROM WARRANTS AND OPTIONS. Immediately prior to the Offering, the Company had outstanding 241,700 warrants and options. To the extent that such stock options or warrants are exercised, dilution to the interests of the Company's stockholders may occur. Exercise of these options or warrants, or even the potential of their exercise or conversion, may have an adverse effect on the trading price and market for the Company's Common Stock. The holders of the options or warrants are likely to exercise at times when the market price for the shares of Common Stock exceeds the exercise price of the options or warrants. Accordingly, the issuance of shares of Common Stock upon exercise of the options or warrants may result in dilution of the equity represented by the then outstanding shares of Common Stock held by other shareholders. Holders of the options or warrants can be expected to exercise them at a time when the Company would, in all likelihood, be able to obtain any needed capital on terms which are more favorable to the Company than the exercise terms provided by such options or warrants. (See "DESCRIPTION OF SECURITIES.")

                                   DILUTION

     The net tangible book value of the Company at September 30, 1997 was $4,544,000, or $4.95 per share, based upon 917,872 shares outstanding. Net tangible book value per share is determined by dividing the number of outstanding shares of Common Stock into the net tangible book value of the Company (total assets less total liabilities and intangible assets).

     If any outstanding Warrants are exercised, of which there can be no assurance, the number of Common Shares outstanding will increase and the Company's net tangible book value will increase. The exercise of any Warrants at a time when the exercise price is greater than the Company's net tangible book value per share will increase the net tangible book value per share of shares held by the then current shareholders and decrease the net tangible book value per share of the shares purchased pursuant to the Warrant exercise. Dilution is the reduction of value of the purchaser's investment measured by the difference between the Warrant Exercise Price and the net tangible book value per share after the Offering, if the Warrants are exercised at a time when the Warrant Exercise Price is greater than the net tangible book value per outstanding share before the exercise. The dilution per share will decrease with the exercise of each additional Warrant because the proceeds from each such exercise will increase the Company's net tangible book value.

                                USE OF PROCEEDS

     The 139,401 shares of Common Stock covered by this Prospectus consist of
(i) 61,401 shares of Common Stock which were issued by the Company to the Selling Securityholders in private transactions and (ii) 78,000 shares of Common Stock issuable upon exercise of outstanding Warrants at a price of $4.50 per share. (See "PLAN OF DISTRIBUTION.")

     The Company will not receive any of the proceeds from the sale of shares which may be sold by the Selling Securityholders. If all of the 78,000 shares offered hereby are purchased upon exercise of the Warrants, of which there can be no assurance, then the Company will receive gross proceeds of up to $351,000, from which the Company will pay the expenses which will be incurred in connection with the registration of the shares, which are estimated to be $10,000. The Warrantholders and Selling Securityholders will not pay any of the expenses which are expected to be incurred in connection with the registration of the shares, but will pay all commissions, discounts and other compensation to any securities broker-dealers through whom they sell any of the shares.

     The Company will utilize the net proceeds, if any, realized from the exercise of the Warrants for working capital and for general corporate purposes, at the discretion of management. Pending their use, proceeds will be placed in short-term, interest-bearing investment grade securities, certificates of deposit or direct or guaranteed obligations of the United States of America.

     Due to an inability to precisely forecast the number of Warrants which may be exercised, the Company is unable to predict the precise period for which the Warrant Stock Offering will provide financing. The Company's working capital requirements are a function of its future sales growth and potential business or product acquisition, neither of which can be predicted with any reasonable degree of certainty. The Company may need to seek funds through loans or other financing arrangements in the future, and there can be no assurance that the Company will be able to make such arrangements in the future should the need arise. (See "RISK FACTORS.")


                        DETERMINATION OF OFFERING PRICE

     The Offering Price of the 78,000 shares offered pursuant to the exercise of the Warrants is $4.50 per share. The Exercise Price per share was determined by negotiation between the Company and the Warrantholders and bears no relationship to the market price of the Company's Common Stock, the prevailing market conditions, operating results of the Company in recent periods, the book value of the Company, or other recognized criteria of value. The Warrants were issued by the Company as part of Units sold by the Company in a private offering completed in the third quarter of 1996 (the "Private Offering"). The Private Offering was made to a limited number of accredited investors, and the terms of the Private Offering were the result of negotiation between the Company and those investors.

                             PLAN OF DISTRIBUTION

SELLING SECURITYHOLDERS OFFERING

     This Prospectus relates to the reoffer of 61,401 shares of Common Stock currently owned by certain shareholders of the Company. Of the shares of Common Stock included in the Selling Securityholders' Offering, 43,401 shares of Common Stock were sold as part of Units in the Private Offering which was completed by the Company in the third quarter of 1996. The remaining 18,000 shares of Common Stock were issued by the Company to a consultant for services rendered.

     Investors in the Private Offering were granted certain demand and piggyback registration rights with respect to the Common Stock and Warrants sold as part of the Units.

     The Company has been advised by the Selling Securityholders that they may hold some of the shares of Common Stock which they own or shares which they may acquire pursuant to the exercise of the Warrants for investment purposes. However, the Selling Securityholders have not determined how many shares of Common Stock they will hold for investment and how many shares they will sell. The Selling Securityholders may distribute or resell the shares of Common Stock offered hereby to the public in the over-the-counter market at prices and on terms prevailing on the date of sale in negotiated transactions or otherwise. The Selling Securityholders also may pay customary brokerage commissions on sales.

     The shares of Common Stock offered by the Selling Securityholders are offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.


WARRANT STOCK OFFERING

     The Warrants entitle the holders to acquire 78,000 shares of Common Stock at an Exercise Price of $4.50 per share. The Warrants are exercisable until September 30, 1999. The Company does not have the right to compel the exercise of any of the Warrants and the Warrantholders have not committed to exercise any of the Warrants. Accordingly, there can be no assurance of the number, if any, of shares that will be purchased by the Warrantholders pursuant to the exercise of the Warrants. The Company intends to maintain a current Prospectus until the Warrants expire, or until they are all exercised, if earlier. The expiration date of the Warrants may be extended by a majority of the Company's Board of Directors upon thirty (30) days' written notice to all the Warrantholders.

     The shares of Common Stock to be issued upon exercise of the Warrants are offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.

     The Company is offering shares of Common Stock underlying the Warrants.
No underwriter or placement agent has been engaged to assist the Company in this regard and no commissions or similar compensation will be paid to any person. The Warrantholders may resell the shares offered hereby from time to time in transactions (which may include block transactions) in the over-the-counter market, in negotiated transactions, through the writing of options on the Common Stock or a combination of such methods of sale, at fixed prices that may be changed, at market prices prevailing at the time of sale, or at negotiated prices. The Warrantholders may effect such transactions by selling the Common Stock directly to purchasers or through broker-dealers that may act as agents or principals. Such broker-dealers may receive compensation in the form of discount, concessions or commissions from the Warrantholders and/or the purchasers of the shares of Common Stock for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular-broker dealer might be in excess of customary commissions).

     The Selling Securityholders and Warrantholders and any broker-dealers that act in connection with the sale of the shares of Common Stock as principals may be deemed to be "Underwriters" within the meaning of Section 2(11) of the Securities Act and any commissions received by them and any profit on the resale of the shares of Common Stock as principals might be deemed to be underwriting discounts and commissions under the Securities Act. The Selling Securityholders and Warrantholders may agree to indemnify any agent, dealer, or broker-dealer that participates in transactions involving sales of the shares of Common Stock against certain liabilities, including liabilities arising under the Securities Act. The Company will not receive any proceeds from the resales of shares of Common Stock by the Selling Securityholders and Warrantholders. Sales of the shares of Common Stock by the Selling Securityholders and Warrantholders or even the potential of such sales, may have an adverse effect on the market price of the Common Stock.

     The Company has agreed to pay all expenses incurred in connection with the registration of the shares offered hereby. The Selling Securityholders and Warrantholders shall be exclusively liable to pay any and all commissions, discounts and other payments to broker-dealers incurred in connection with their sale of the shares.

     The Selling Securityholders and Warrantholders have undertaken to the Company to comply with Regulation M under the Exchange Act and in connection with any distribution of the Company's securities. The Company has agreed to indemnify the Selling Securityholders and Warrantholders against certain liabilities that may be incurred in connection with this Offering, including certain liabilities under the Securities Act.


                                INDEMNIFICATION

     The By-Laws of the Company provide for the indemnification of Officers and Directors to the maximum extent allowable under Colorado law. Insofar as the indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to Directors, Officers or persons controlling the Company pursuant to such provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                            SELLING SECURITYHOLDERS

     The following table sets forth certain information regarding the Common Stock held by the Selling Securityholders as of December 1, 1997. To the knowledge of the Company, the Selling Securityholders have had no material relationship with the Company within the past three years, other than as a result of the ownership of the securities, except as is expressly noted. The following information has been furnished to the Company by the person named:

                       Beneficial Ownership             Beneficial Ownership
                         Prior to Offering      Shares     After Offering
Name                    Shares          %(1)  To Be Sold  Shares       %(7)
----                  ----------------------  ----------  -----------------
Rockies Fund, Inc.         71,000 (2)   7.4%   31,000     40,000      4.4%

Cheryl Wiscott             10,000 (3)   1.1%    5,000      5,000      0.5%

Raymond E. and Tamara D.
  McElhaney                 6,934 (4)   0.8%    3,467      3,467      0.4%

Bill and Yevonne Conrad     6,934 (5)   0.8%    3,467      3,467      0.4%

Ronald R. and Ethel J.
  McGinnis                    934 (6)    nil      467        467       nil

Focus Tech, Inc.           18,000       2.0%   18,000        -0-       -0-
--------------------

(1) Shares not outstanding but deemed beneficially owned by virtue of the individual's right to acquire them as of the date of this Prospectus, or within sixty (60) days of such date, are treated as outstanding when determining the percent of the class owned by such individual.

(2) Includes Warrants exercisable to purchase 40,000 shares of Common Stock at an exercise price of $4.50 per share. The Rockies Fund is a Business Development Company under the Investment Company Act of 1940, as amended. Voting and investment power over the subject securities is exercised by its Board of Directors, whose members are Stephen G. Calandrella, Clifford
     C. Thygesen and Charles M. Powell. Mr.Thygesen is also President and a director of the Company, and Mr. Calandrella is a director of the Company.

(3) Includes Warrants exercisable to purchase 5,000 shares of Common Stock at an exercise price of $4.50 per share.

(4) Includes Warrants exercisable to purchase 3,467 shares of Common Stock at an exercise price of $4.50 per share.

(5) Includes Warrants exercisable to purchase 3,467 shares of Common Stock at an exercise price of $4.50 per share.

(6) Includes Warrants exercisable to purchase 467 shares of Common Stock at an exercise price of $4.50 per share.

(7) Assumes no outstanding Warrants are exercised. To the extent Warrants are exercised, the total number of outstanding shares will increase and the percentage held by a Selling Securityholder will decrease.

                           DESCRIPTION OF SECURITIES

     The Company's authorized capital consists of 100,000,000 shares of Common Stock, $.05 par value per share, and 50,000,000 shares of preferred stock,$.01 par value per share.

     The shares of Common Stock covered by this Prospectus will be fully paid and nonassessable.


COMMON STOCK

     Each holder of Common Stock of the Company is entitled to one vote for each share held of record. Voting rights in the election of directors are not cumulative, and, therefore, the holders of more than 50% of the Common Stock of the Company could, if they chose to do so, elect all of the directors.

     The shares of Common Stock are not entitled to preemptive rights and are not subject to redemption or assessment. Subject to the preferences which may be granted to holders of preferred stock, each share of Common Stock is entitled to share ratably in distributions to shareholders and to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available therefor. Upon liquidation, dissolution or winding up of the Company, subject to prior liquidation or other preference rights of holders of preferred stock, if any, the holders of Common Stock are entitled to receive pro rata the assets of the Company which are legally available for distribution to shareholders. The issued and outstanding shares of Common Stock are validly issued, fully paid and nonassessable.


PREFERRED SHARES

     The Articles of Incorporation of the Company authorize issuance of a maximum of 50,000,000 Preferred Shares. The Articles of Incorporation vest the Board of Directors of the Company with authority to divide the class of Preferred Shares into series and to fix and determine the relative rights and preferences of the shares of any such series so established to the full extent permitted by the laws of the State of Colorado and the Articles of Incorporation in respect of, among other things, (a) the number of Preferred Shares to constitute such series, and the distinctive designations thereof; (b) the rate and preference of dividends, if any, the time of payment of dividends, whether dividends are cumulative and the date from which any dividend shall accrue; (c) whether Preferred Shares may be redeemed and, if so, the redemption price and the terms and conditions of redemption; (d) the liquidation preferences payable on Preferred Shares in the event of involuntary or voluntary liquidation; (e) sinking fund or other provisions, if any, for redemption or purchase of Preferred Shares; (f) the terms and conditions by which Preferred Shares may be converted, if the Preferred Shares of any series are issued with the privilege of conversion; and (g) voting rights, if any.

     In the event of a proposed merger, tender offer, proxy contest or other attempt to gain control of the Company not approved by the Board of Directors, it would be possible for the Board of Directors, subject to any limitations imposed by applicable law, the Company's Articles of Incorporation, the terms and conditions of any outstanding class or series of preferred shares and the applicable rules of any securities exchanges upon which securities of the Company are at any time listed or of other markets in which securities of the Company are at any time listed, to authorize the issuance of one or more series of Preferred Stock with voting rights or other rights and preferences which would impede the success of the proposed merger, tender offer, proxy contest or other attempt to gain control of the Company. The issuance of Preferred Stock may have an adverse effect on the rights (including voting rights) of holders of Common Stock.

PUBLIC WARRANTS

     The Company has outstanding 916,298 Warrants which were issued to the Company's shareholders as a dividend. The Public Warrants entitle the holders thereof to purchase 916,298 shares of Common Stock at an exercise price of $10.00 per share. The Public Warrants are exercisable until December 1, 2000. In the event the Public Warrants are not exercised within the exercise period, all unexercised Public Warrants will expire and be void and of no further force or effect. The Public Warrant exercise period may be extended by the Company at the sole discretion of the Board of the Directors upon thirty (30) days' notice to the Public Warrantholders. The Public Warrants will expire, become void and be of no further force or effect upon conclusion of the applicable exercise period, or any extension thereof.

     The Public Warrants are governed by the terms of a Warrant Agreement between the Company and Corporate Stock Transfer, Inc., as Warrant Agent. The Public Warrants are redeemable upon thirty (30) days' notice, at the option of the Company, at a redemption price of $.01 per Public Warrant, if the last sale price for the Company's Common Stock exceeds 110% of the then current Public Warrant exercise price for 20 consecutive trading days. The exercise price, number and kind of common shares to be received upon exercise of the Public Warrants are subject to adjustment on the occurrence of certain events, such as stock splits, stock dividends or recapitalization of the Company. In the event of liquidation, dissolution or winding up of the Company, the holders of the Public Warrants will not be entitled to participate in the distribution of the assets of the Company. Additionally, holders of the Public Warrants have no voting, pre-emptive, liquidation or other rights of shareholders, and no dividends will be declared on the Public Warrants or the shares underlying the Public Warrants.

     The Public Warrants were issued as a dividend to Common Shareholders of the Company, and are freely tradeable. The Public Warrants are listed on the NASDAQ SmallCap Market under the symbol "AMEPW."


PRIVATE WARRANTS

     The Company has outstanding additional Warrants exercisable to purchase an aggregate of 78,000 shares of Common Stock at an Exercise Price of $4.50 per share. The Warrants were issued to a limited number of accredited investors as part of Units sold in a Private Offering completed by the Company in third quarter of 1996. When initially issued, the Warrants were exercisable for a 24-month period commencing the earlier of (i) one year from the date of issue or (ii) the effective date of a Registration Statement registering for sale under the Securities Act the shares of Common Stock issuable upon exercise of such Warrants. The Warrants expire on September 30, 1999. The Company has the right to extend the expiration date of the Warrants by resolution of the Board of Directors upon thirty (30) days' written notice to all Warrantholders.
There currently exists no plan or intention to extend the expiration date of the Warrants. In the event the Warrants are not exercised within the Exercise Period, all unexercised Warrants will expire and be void and of no further force or effect.

     The Exercise Price, number and kind of common shares to be received upon exercise of the Warrants are subject to adjustment on the occurrence of certain events such as stock splits, stock dividends or recapitalizations of the Company. The Warrants do not contain anti-dilution provisions that prevent dilution of the equity interest represented by the underlying Common Stock upon the occurrence of certain other events. In the event of liquidation, dissolution or winding up of the Company, the holders of the Warrants will not be entitled to participate in the distribution of the assets of the Company. Additionally, holders of the Warrants have no voting, pre-emptive, liquidation or other rights of shareholders, and no dividends will be declared on the Warrants or the shares underlying the Warrants.

WARRANT SOLICITATION FEES

     The Company has no agreement nor any arrangement whereby any fees or other compensation will be paid to any person or entity upon exercise of any or all of the Public Warrants or Warrants described herein.


TRANSFER AGENT, WARRANT AGENT AND REGISTRAR

     The transfer agent, registrar and warrant agent for the Company's Common Stock and Public Warrants is Corporate Stock Transfer, Inc., Denver, Colorado.


REPORTS TO SHAREHOLDERS

     The Company intends to furnish annual reports to shareholders which will include audited financial statements reported on by its certified public accountants. In addition, the Company will issue unaudited quarterly or other interim reports to shareholders as it deems appropriate.

                                 LEGAL MATTERS

     The legality of the Common Stock offered hereby will be passed on for the Company by Neuman & Drennen, LLC, Temple-Bowron House, 1507 Pine Street, Boulder, Colorado 80302, which has served as legal counsel to the Company since its inception in 1986. For their services in connection with the preparation of the Registration Statement and related Offering, and the issuance of their legal opinion, the Company will pay the firm of Neuman & Drennen, LLC a fee, estimated to be $5,000. Clifford L. Neuman, a member of the firm, has been a member of the Company's Board of Directors since November 1990, and its Audit Committee since April, 1991, and is also the beneficial owner of 13,000 shares of the Company's Common Stock and options exercisable to purchase, in the aggregate, an additional 12,000 shares of Common Stock.


                                    EXPERTS

     The consolidated financial statements of the Company as of December 31, 1996, 1995 and 1994 and for each of the years in the three-year period ended December 31, 1996, have been incorporated by reference herein and in the Registration Statement and Prospectus in reliance upon the report of HEIN + ASSOCIATES, LLP, Independent Certified Public Accountants, incorporated by reference and upon the authority of said firm as experts in accounting and auditing.

-------------------------------------------       -----------------------------

No person is authorized to give any information
or to make any representation other than those
contained in this Prospectus, and if made such
information or representation must not be relied
upon as having been given or authorized.  This         AMERICAN EDUCATIONAL
Prospectus does not constitute an offer to sell            PRODUCTS, INC.
or a solicitation of an offer to buy any
securities other than the Securities offered
this Prospectus or an offer to sell or a                   139,401 Shares
soliciatation of an offer to buy the Securities in any jurisdictionto any person to whom it is unlawful to makesuch offer or solicitation in such jurisdiction.

The delivery of this Prospectus shall not, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date of this Prospectus.
However, in the event of a material change, this Prospectus will be amended or supplemented accordingly.

     TABLE OF CONTENTS

                                   Page
                                 --------
                                                       ---------------------
Available Information                3                      PROSPECTUS
Incorporation by Reference           4                 ____________________
The Company                          5
Risk Factors                         6
Dilution                            11
Use of Proceeds                     13                ________________, 1998
Determination of Offering Price     13
Plan of Distribution                14
Indemnification                     14
Description of Securities           15
Legal Matters                       16
Experts                             16
Financial Statements               F-1

-------------------------------------------       -----------------------------

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The estimated expenses of the offering, all of which are to be borne by the Company, are as follows:


          SEC Filing Fee                         $    235.00
          NASDAQ Fees                               1,740.00
          Printing Expenses*                          500.00
          Accounting Fees and Expenses*               500.00
          Legal Fees and Expenses*                  5,000.00
          Blue Sky Fees and Expenses*               1,500.00
          Registrar and Transfer Agent Fee            500.00
          Miscellaneous*                               25.00
                                                  ----------
          Total*                                  $10,000.00
-------------------

* Estimated



Item 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officers of the Registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

     a. Sections 7-109-101 through 7-109-110 of the Colorado Corporation Code provide for the indemnification of a corporation's officers and directors under certain circumstances.

                                  *     *     *

     b. Article XII of Registrant's Articles of Incorporation provide that the corporation may indemnify each director, officer, and any employee or agent of the corporation, his heirs, executors and administrators, against expenses reasonably incurred or any amounts paid by him in connection with any action, suit or proceeding to which he may be made a party by reason of his being or having been a director, officer, employee or agent of the corporation to the extent permitted by the law as recited above in subparagraph (a).

     c. Article XII of Registrant's Articles of Incorporation provides, in part:

          "e. To the maximum extent permitted by law or by public policy, directors of this Corporation are to have no personal liability for monetary damages for breach of fiduciary duty as a director."

     d. The Company currently pays for and maintains an insurance policy in the amount of $1,000,000 that covers directors' and officers' liability.

Item 16.  EXHIBITS.

     a. The following Exhibits are filed as part of this Registration Statement pursuant to Item 601 of Regulation SB:

Exhibit No.    Title
-----------    -----

     4.1       Form of Warrant Certificate

     5.1       Opinion of Neuman & Drennen, LLC

     24.1      Consent of Hein + Associates LLP

     24.2      Consent of Neuman & Drennen, LLC
--------------------

Item 17.  UNDERTAKINGS.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel that the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i)    To include any prospectus required by Section
                 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     4. To provide, upon effectiveness, certificates in such denominations and registered in such names as are required to permit prompt delivery to each purchaser.

     The undersigned registrant hereby undertakes to deliver or to cause to be delivered with the Prospectus to each person to whom the prospectus is sent or given the latest annual report to securityholders that is incorporated by reference in the Prospectus and furnish pursuant to and meeting the requirements of Rule 14a-3 or 14c-3 under the Securities Exchange Act of 1934; and where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the Prospectus, to deliver or cause to be delivered to each person to whom the Prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the Prospectus to provide such interim financial information.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized. In the City of Boulder, State of Colorado on the 5th of January, 1998.


                                   AMERICAN EDUCATIONAL PRODUCTS, INC., a
                                   Colorado corporation

                                   By:
                                        ---------------------------------------
                                        Clifford C. Thygesen, President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities with American Educational Products, Inc. and on the dates indicated.

Signature                                      Title               Date
---------                                      -----               ----


/s/ Robert A. Scott                   Chairman of the Board,     01/05/98
------------------------------          Director, Secretary    ------------
Robert A. Scott



/s/ Clifford C. Thygesen                President, Director      01/05/98
------------------------------                                 ------------
Clifford C. Thygesen



/s/ Frank L. Jennings                     Vice President,        01/05/98
------------------------------        Chief Financial Officer  ------------
Frank L. Jennings



/s/ Steven B. Lapin                          Director            01/05/98
------------------------------                                 ------------
Steven B. Lapin



/s/ Stephen G. Calandrella                   Director            01/05/98
------------------------------                                 ------------
Stephen G. Calandrella



/s/ Wayne R. Kirschling                      Director            01/05/98
------------------------------                                 ------------
Wayne R. Kirschling